Exhibit 1.01

CONFLICT MINERALS REPORT OF CPI CARD GROUP INC.

FOR THE YEAR ENDED DECEMBER 31, 2022

Date: May 31, 2023

This Conflict Minerals Report for CPI Card Group Inc. (“CPI,” “Company,” “we,” “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period from January 1 to December 31, 2022.

Conflict Minerals are defined by the Securities and Exchange Commission (“SEC”) as cassiterite, columbite-tantalite, wolframite and gold, and their derivatives, which are limited to tin, tantalum and tungsten (collectively “3TG”). During calendar year 2022, CPI manufactured and contracted to manufacture products in which 3TG were necessary to the functionality or production of those products.

CPI therefore conducted a “reasonable country of origin inquiry” (“RCOI”) to determine whether any of those minerals: (1) originated in the Democratic Republic of Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola (together, the “Covered Countries”); or (2) are from recycled or scrap sources.

A. Introduction:

CPI’s Business: We are a payment technology company and leading provider of comprehensive Financial Payment Card solutions in the United States. We define “Financial Payment Cards” as credit, debit and Prepaid Debit Cards issued on the networks of the “Payment Card Brands” (Visa, Mastercard®, American Express® and Discover® in the United States and Interac in Canada). We define “Prepaid Debit Cards” as debit cards issued on the networks of the Payment Card Brands but not linked to a traditional bank account. We also offer an instant card issuance solution, which provides card issuing bank customers the ability to issue a personalized debit or credit card within the bank branch to individual cardholders. We have established a leading position in the Financial Payment Card market through more than 20 years of experience.

CPI’s Supply Chain: The CPI supply chain has several key suppliers which have product association with 3TG. CPI is typically many tiers removed from smelters or refiners that would have information on mines supplying 3TG. Moreover, to the extent 3TG are present in CPI products, the content may be at trace levels. Obtaining information regarding smelters, refiners and mine locations remains challenging. Challenges include, without limitation, delayed supplier responses, incomplete or inconsistent data and, in some cases, the need for supplier follow-up.

CPI’s Conflict Minerals Policy: CPI has established a statement on conflict minerals that applies to all CPI suppliers. It is available on our website (https://www.cpicardgroup.com/supplier-responsibility/). CPI is committed to responsible sourcing of 3TG using the Organization for Economic Cooperation and Development (“OECD”) guidance, so as not to support conflict or human rights abuses in the Covered Countries, while avoiding de facto embargoes. The CPI Conflict Minerals Policy forms the basis for CPI’s conflict minerals program, and its requirements are communicated to CPI’s suppliers through outreach and contract terms.

B. Description of RCOI:

RCOI Elements: The elements of CPI’s RCOI are identification and prioritization of suppliers, supplier data collection and an assessment of supplier data to determine whether further due diligence is required.

Prioritized Supplier Inquiry: In view of CPI’s supply chain, CPI determined that a reasonably designed and good faith inquiry should focus on higher priority and relevant suppliers consistent with RMI’s Five Practical Steps to Support SEC Conflict Minerals Disclosure. Key CPI personnel identified products containing 3TG necessary to the functionality or production of those products (“Necessary 3TG”) and then identified the suppliers of those products or of the components used in those products. CPI determined that our products with the following features may contain Necessary 3TG:

•Magnetic stripe

•Tungsten core

•Secure chips

•Dual interface antenna

•Foil

•Holograms

•Components of our Card@Once instant issuance solution

•Pin pads

Data Collection:  Once the suppliers (“Supplier Group”) were identified as set forth above, CPI requested that each supplier in the Supplier Group provide information about the Necessary 3TG in their products or components based on each such supplier’s responses to the industry standard RMI Conflict Minerals Reporting Template (“CMRT”). This request was made using email. Additionally, e-mail reminders were sent to those in the Supplier Group who had not responded and follow up phone calls were made.

Data Validation:  CPI conducted data validation on all submitted CMRTs and retained all submitted CMRTs for recordkeeping purposes. The goal of data validation is to increase the completeness and accuracy of the submissions and to identify any contradictory responses in the CMRT.

We validated whether any 3TG sourced from the Covered Countries is conflict-free based on the information provided by our Supplier Group, through RMI RCOI data and by other information available on RMI’s website.

There were twenty-one suppliers in the Supplier Group, and we received responses from all of the suppliers in the Supplier Group.  Based on the responses received to the Company’s RCOI, CPI compiled a list of 257 verified, unique smelters, including information regarding associated countries of origin. CPI identified smelters which we could not confirm were conforming or had unknown sourcing as identified in Annex I.

C. Results of RCOI

Downstream companies such as CPI are not likely to have direct information on the sources of minerals upstream of the smelters in their supply chains. Instead, downstream companies rely on available information regarding smelters identified through supplier inquiry. Accordingly, CPI limited our review to supplier responses resulting from the inquiry.

Based on the information provided by the Supplier Group and otherwise obtained through the due diligence process, we have constructed, to the extent reasonably determinable by us, the table in Annex I regarding the Conflict Minerals included in our Covered Products.  Since most of our suppliers report on a “company” basis and not specific to the products that they provide to us, there may be smelters listed in the report that provide conflicts minerals that are not included in our Covered Products.

D.  Due Diligence

CPI designed its overall Conflict Minerals procedures in conformity with the five step framework contained in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and the supplements on tin, tantalum, tungsten and gold. The principal features responding to each of the five steps are outlined below:

1.Establish strong company management systems. CPI did this by:

•	Creating an internal policy governing our conflict minerals compliance program;
•	Publishing its Conflict Minerals policy at https://www.cpicardgroup.com/supplier-responsibility/;
•	Utilizing the Conflict Minerals Reporting Template developed by the Responsible Minerals Initiative to identify smelters and refiners in the supply chain;
•	Having a cross-functional conflict minerals steering committee, with representatives from our finance, legal and procurement functions to provide oversight to CPI’s conflict minerals program;
•

Requesting our Supplier Group to conduct the necessary due diligence and provide us with proper verification of the country of origin and source of the materials used in the products they supply to us; and

•	Supporting initiatives to verify smelters and refiners that are conflict-free, and expecting our suppliers to utilize any such conflict-free smelter/refiner programs that are available.

2.Identify and assess risk in the supply chain. CPI did this by:

•	Surveying suppliers of products and components of products that CPI identified that had the potential to contain Conflict Minerals;
•	Reviewing supplier Conflict Minerals Reporting Template submissions to identify errors, omissions and missed expectations; and

•	Evaluating smelter information provided by the supply chain against data from the Responsible Minerals Initiative.

3.Design and implement a strategy to respond to identified risks. CPI did this by:

•	Increasingly emphasizing to our suppliers CPI’s Conflict Minerals policy expectation that our suppliers source materials from suppliers who also source responsibly.

4.Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

•

CPI is several steps away in the supply chain from smelters and refiners that process the Conflict Minerals used in our products, does not have any direct relationships with such smelters or refiners and did not obtain from a third party or perform ourselves a direct audit of smelters and refiners within our supply chain. Instead, we relied on conflict-free designations based on the activities of other organizations such as the RMI (through the RMAP).

5.Report on supply chain due diligence. CPI did this by:

•	Filing an annual Form SD and Conflict Minerals Report with the Securities and Exchange Commission and making that filing available on the Company’s website.

E. Future Due Diligence Measures

During the 2023 calendar year, we expect to continue to engage in the activities described above, including our efforts to resolve inconsistencies and incomplete responses in the reports from our Supplier Group. We plan to continue to request that our Supplier Group use the RMI Conflict Minerals Reporting Template.

Cautionary Statement about Forward-Looking Statements

Certain statements in this report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended. The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “guides,” “provides guidance,” “provides outlook” or other similar expressions are intended to identify forward-looking statements, which are not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us and other information currently available. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important risks and uncertainties that could cause actual results or other events to differ materially from those contemplated. We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results or other events to differ materially from the expectations and beliefs contained herein. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

F. Conclusion

Based on its RCOI, CPI was able to determine that some smelters may be present in conflict zones, and some of the smelters are not on the conforming list. As part of the ongoing due diligence process, CPI is continuing to work with suppliers to preference conforming smelters and transition non-conforming smelters out of the supply chain.

ANNEX I

Smelters Identified in CPI Card Group Inc.’s RCOI

Metal	Smelter or Refiner Name	Smelter or Refiner Location	Conflict Free Certification-On Conformant Smelters List
Tungsten	A.L.M.T. Corp.	JAPAN	Y
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Y
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Y
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	N
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	N
Gold	Argor-Heraeus S.A.	SWITZERLAND	N
Gold	Asahi Pretec Corp.	JAPAN	Y
Gold	Asaka Riken Co., Ltd.	JAPAN	Y
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Y
Gold	Aurubis AG	GERMANY	N
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	N
Gold	Boliden AB	SWEDEN	N
Gold	C. Hafner GmbH + Co. KG	GERMANY	N
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Y
Gold	Cendres + Metaux S.A.	SWITZERLAND	N
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Y
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Y
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Y
Gold	Chimet S.p.A.	ITALY	N

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Y
Gold	Chugai Mining	JAPAN	Y
Tin	Alpha	UNITED STATES OF AMERICA	Y
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Y
Gold	DODUCO Contacts and Refining GmbH	GERMANY	N
Gold	Dowa	JAPAN	Y
Tin	Dowa	JAPAN	Y
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Y
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Y
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	N
Tantalum	F&X Electro-Materials Ltd.	CHINA	Y
Tin	Estanho de Rondonia S.A	BRAZIL	Y
Tin	Fenix Metals	POLAND	Y
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	N
Gold	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION	N
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Y
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	N
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Y
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	Y
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	Y
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	N
Gold	Heimerle + Meule GmbH	GERMANY	Y
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Y
Gold	Heraeus Germany GmbH Co. KG	GERMANY	Y

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	N
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	N
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	N
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Y
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Y
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Y
Gold	Istanbul Gold Refinery	TURKEY	Y
Gold	Japan Mint	JAPAN	Y
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Y
Gold	Jiangxi Copper Co., Ltd.	CHINA	Y
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Y
Tungsten	Fujian Xinlu Tungsten	CHINA	Y
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CHINA	Y
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Y
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Y
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Y
Gold	Asahi Refining Canada Ltd.	CANADA	Y
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	N
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	N
Tin	Fabrica Aurichio Industria e Comercio Ltda.	BRAZIL	Y
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	N
Gold	Kazzinc	KAZAKHSTAN	N
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Y

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	N
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Y
Tin	China Tin Group Co., Ltd.	CHINA	Y
Tantalum	AMG Brasil	BRAZIL	Y
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	N
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Y
Gold	Materion	UNITED STATES OF AMERICA	Y
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Y
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Y
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	N
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	N
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	N
Gold	Metalor Technologies S.A.	SWITZERLAND	N
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	N
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	N
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Y
Tin	Mineracao Taboca S.A.	BRAZIL	Y
Tantalum	Mineracao Taboca S.A.	BRAZIL	Y
Tin	Minsur	PERU	Y
Gold	Mitsubishi Materials Corporation	JAPAN	N
Tin	Mitsubishi Materials Corporation	JAPAN	Y
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	N
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Y
Tantalum	NPM Silmet AS	ESTONIA	Y

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	N
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	N
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Y
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	N
Gold	Nihon Material Co., Ltd.	JAPAN	N
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Y
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Y
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Y
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	N
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Y
Gold	PAMP S.A.	SWITZERLAND	N
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	N
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	N
Tin	PT Artha Cipta Langgeng	INDONESIA	Y
Tin	PT Aries Kencana Sejahtera	INDONESIA	Y
Tin	PT Babel Inti Perkasa	INDONESIA	Y
Tin	PT Babel Surya Alam Lestari	INDONESIA	Y
Tin	PT Bukit Timah	INDONESIA	Y
Tin	PT Cipta Persada Mulia	INDONESIA	Y
Tin	PT Masbro Alam Stania	INDONESIA	N
Tin	PT Mitra Stania Prima	INDONESIA	Y
Tin	PT Prima Timah Utama	INDONESIA	Y
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	Y
Tin	PT Refined Bangka Tin	INDONESIA	Y

Tin	PT Sariwiguna Binasentosa	INDONESIA	Y
Tin	PT Stanindo Inti Perkasa	INDONESIA	Y
Tin	PT Timah Tbk Kundur	INDONESIA	Y
Tin	PT Timah Tbk Mentok	INDONESIA	Y
Tin	PT Timah Nusantara	INDONESIA	N
Tin	PT Tinindo Inter Nusa	INDONESIA	N
Gold	PX Precinox S.A.	SWITZERLAND	N
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Y
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	N
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Y
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	Y
Gold	Royal Canadian Mint	CANADA	N
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Y
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	N
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	N
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	N
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	N
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	N
Tin	Soft Metais Ltda.	BRAZIL	N
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	N
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	N
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	N
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Y

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Y
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Y
Tin	Thaisarco	THAILAND	Y
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Y
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	N
Gold	Tokuriki Honten Co., Ltd.	JAPAN	N
Gold	Torecom	KOREA, REPUBLIC OF	Y
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Y
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	N
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Y
Gold	Valcambi S.A.	SWITZERLAND	Y
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	N
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Y
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Y
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Y
Gold	Yamakin Co., Ltd.	JAPAN	Y
Gold	Yokohama Metal Co., Ltd.	JAPAN	Y
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Y
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	N
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	N
Gold	SAFINA A.S.	CZECHIA	Y
Gold	Umicore Precious Metals Thailand	THAILAND	Y
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Y

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Y
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Y
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Y
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Y
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Y
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Y
Tin	CV Venus Inti Perkasa	INDONESIA	Y
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Y
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Y
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Y
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Y
Tin	Melt Metais e Ligas S.A.	BRAZIL	N
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Y
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Y
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Y
Tantalum	FIR Metals & Resource Ltd.	CHINA	Y
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Y
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Y
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	N
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Y
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Y
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Y
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	N

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Y
Tantalum	KEMET de Mexico	MEXICO	Y
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Y
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Y
Tungsten	Masan High-Tech Materials	VIET NAM	Y
Tantalum	TANIOBIS Co., Ltd.	THAILAND	Y
Tantalum	TANIOBIS GmbH	GERMANY	Y
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Y
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Y
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	Y
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Y
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Y
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Y
Tantalum	Global Advanced Metals Aizu	JAPAN	Y
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Y
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Y
Gold	T.C.A S.p.A	ITALY	N
Gold	REMONDIS PMR B.V.	NETHERLANDS	Y
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Y
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Y
Gold	Marsam Metals	BRAZIL	N
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Y
Gold	Super Ligas	BRAZIL	N
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	N

Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	Y
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Y
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	N
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Y
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Y
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	N
Gold	SAAMP	FRANCE	N
Gold	L'Orfebre S.A.	ANDORRA	Y
Gold	8853 S.p.A.	ITALY	N
Gold	Italpreziosi	ITALY	N
Tin	Metallo Belgium N.V.	BELGIUM	Y
Tin	Metallo Spain S.L.U.	SPAIN	Y
Tin	CRM Synergies	SPAIN	Y
Gold	SAXONIA Edelmetalle GmbH	GERMANY	N
Gold	WIELAND Edelmetalle GmbH	GERMANY	Y
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	N
Tin	PT Sukses Inti Makmur	INDONESIA	N
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Y
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Y
Tungsten	ACL Metais Eireli	BRAZIL	N
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	N
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Y
Tin	PT Menara Cipta Mulia	INDONESIA	Y

Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Y
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Y
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	N
Gold	Bangalore Refinery	INDIA	Y
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Y
Gold	Planta Recuperadora de Metales SpA	CHILE	Y
Gold	Safimet S.p.A	ITALY	N
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Y
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Y
Tin	PT Bangka Serumpun	INDONESIA	Y
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Y
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Y
Tin	PT Rajawali Rimba Perkasa	INDONESIA	Y
Tin	Luna Smelter, Ltd.	RWANDA	Y
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Y
Tin	NH Recytech Company	KOREA, REPUBLIC OF	N
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	N
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Y
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Y
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Y
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Y
Tin	PT Mitra Sukses Globalindo	INDONESIA	N
Gold	Au Traders and Refiners	SOUTH AFRICA	N
Gold	C I Metales Procesados Industriales SAS	COLUMBIA	N

Gold	Kyrgyzstan JSC	KYRGYZSTAN	N
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	N